As filed with the Securities and Exchange Commission on November 6, 2006
REGISTRATION NO. 333-109972

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST EFFECTIVE
AMENDMENT NO. 3 TO
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PROASSURANCE CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE (State or Other Jurisdiction of Incorporation or Organization)	6331 (Primary Standard Industrial Classification Code Number)	63-1261433 (IRS Employer Identification No.)
100 BROOKWOOD PLACE
BIRMINGHAM, ALABAMA 35209
(205) 877-4400
(Address, Including Zip Code, and Telephone Number, Including
Area Code, of Registrant’s Principal Executive Offices)
A. DERRILL CROWE
100 BROOKWOOD PLACE
BIRMINGHAM, ALABAMA 35209
(205) 877-4400
(Address, Including Zip Code, and Telephone Number, Including
Area Code, of Agent for Service)
COPIES TO:

JACK P. STEPHENSON, JR., ESQ. BURR & FORMAN LLP 420 NORTH 20TH STREET, SUITE 3100 BIRMINGHAM, ALABAMA 35203 (205) 458-5201	CHRISTOPHER J. CUMMINGS, ESQ. SHEARMAN & STERLING LLP COMMERCE COURT WEST 199 BAY STREET, SUITE 4405 TORONTO, ONTARIO M5L 1E8 (416) 360-8484
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITY TO THE PUBLIC: From time to time after the effective date of this Registration Statement as determined by market conditions.
     If the only securities being registered on this form are being registered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☐
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

DEREGISTRATION OF SECURITIES
     On October 24, 2003, ProAssurance Corporation filed a registration statement on Form S-3 (File No. 333-109972), as amended, which registered its 3.90% Convertible Senior Debentures Due 2023 (the “Debentures”) and the common stock issuable upon conversion of the Debentures. The Debentures and common stock (the “Securities”) were registered to permit resales of such securities by certain Selling Securityholders named in the Registration Statement.
     ProAssurance Corporation is seeking to deregister those Securities that remain unsold under the Registration Statement as of the date hereof because its obligation to maintain the registration of such Securities has expired. This Post-Effective Amendment No. 3 to the Registration Statement deregisters all such unsold Securities as of the date hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 3 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on October 31, 2006.

PROASSURANCE CORPORATION
By:	/s/ A. Derrill Crowe
A. Derrill Crowe, M.D.,
Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to the Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ A. Derrill Crowe	Chairman of the Board and Chief Executive Officer (Principal Executive Officer) and Director
A. Derrill Crowe		October 31, 2006

/s/ Edward L. Rand, Jr.	Senior Vice President of
Edward L. Rand, Jr.	Finance and Chief Financing Officer	October 31, 2006

/s/ James J. Morello	Treasurer and Chief
James J. Morello	Accounting Officer	October 31, 2006

/s/ Victor T. Adamo Victor T. Adamo	Director	October 31, 2006

* Lucian F. Bloodworth	Director	October 31, 2006

/s/ Paul R. Butrus Paul R. Butrus	Director	October 31, 2006

* Robert E. Flowers	Director	October 31, 2006

* John J. McMahon, Jr.	Director	October 31, 2006

* John P. North, Jr.	Director	October 31, 2006

* Ann F. Putallaz	Director	October 31, 2006

* William H. Woodhams	Director	October 31, 2006

* Wilfred W. Yeargan, Jr.	Director	October 31, 2006

/s/ Victor T. Adamo * Victor T. Adamo, as attorney-in-fact

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